Exhibit 23



                   Consent of Independent Accountants
                   ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-114117) of NewAlliance Bancshares, Inc. of our report dated July 8, 2004 relating to the financial statements of The New Haven Savings Bank Profit Sharing Plan With Cash or Deferred Arrangement, which appears in this Form 11-K.




/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
July 8, 2004